UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (346) 980-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMHI	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2022, SEACOR Offshore OSV LLC (“SEACOR OSV”), a wholly owned subsidiary of SEACOR Marine Holdings Inc. (“SEACOR Marine”), and certain vessel-owning subsidiaries of SEACOR OSV, entered into Amendment No. 8 (“Amendment No. 8”) to that certain second amended and restated credit facility agreement with DNB Capital LLC and Comerica Bank, as lenders, and administered by DNB Bank ASA, New York Branch, dated as of December 31, 2021 (the “Credit Facility”), and in connection with which SEACOR Marine previously entered into a Guaranty, dated as of December 31, 2021, in favor of DNB Bank ASA, New York Branch, as security trustee.

Amendment No. 8 provides for, among other things, the division of the loans under the Credit Facility into two tranches of debt, Class A Debt (as defined in the Credit Facility) deemed loaned under the Credit Facility by DNB Capital LLC, and Class B Debt (as defined in the Credit Facility) deemed loaned under the Credit Facility by Comerica Bank. In addition, pursuant to Amendment No. 8, (a) the Final Payment Date (as defined in the Credit Facility) of the Class A Debt was extended from December 31, 2023 to March 31, 2026, (b) the Margin (as defined in the Credit Facility) of the Class A Debt was increased from 4.68% per annum to 4.75% per annum, and (c) the amortization profile of the Credit Facility was amended such that the borrowers thereunder are required to pay $500,000 per quarter up to and including the quarter ending on December 31, 2023 (at which point all amounts outstanding under the Class B Debt shall become due and payable), and $330,450 per quarter thereafter up to and including March 31, 2026. The Class B Debt maintains substantially the same terms and conditions under the Credit Facility as it had prior to Amendment No.8.

The foregoing description of Amendment No. 8 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 8, a copy of which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 8 to Second Amended and Restated Credit Agreement, dated as of December 22, 2022, by and among SEACOR Offshore OSV LLC, the other borrowers thereunder, DNB Bank ASA, New York Branch, DNB Markets, Inc., DNB Capital LLC and Comerica Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

December 23, 2022	By:	/s/ Andrew H. Everett II
	Name:	Andrew H. Everett II
	Title:	Senior Vice President, General Counsel and Secretary